UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

Aravive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.   Regulation FD Disclosure.

On November 12, 2021, Aravive, Inc. (the “Company”) issued a press release announcing positive new data from the Phase 1b portion of its open-label Phase 1b/2 trial evaluating batiraxcept (AVB-500) in combination with cabozantinib in patients with clear cell renal cell carcinoma (ccRCC). A subset of these data was included in a poster presentation titled “A Phase 1b study of AVB-S6-500 in combination with cabozantinib in patients with advanced ccRCC who received front-line treatment” at the Society for Immunotherapy of Cancer’s (SITC) 36th Annual Meeting being held November 10-14, 2021.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the poster presentation is furnished as Exhibit 99.2. In addition, on November 12, 2021, the Company also presented an updated corporate presentation that includes updated data from its Phase 1b study of batiraxcept (AVB-S6-500) in combination with cabozantinib in patients with advanced ccRCC. A copy of the corporate presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The furnishing of the attached Poster is not an admission as to the materiality of any information therein. The information contained in the Poster is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise.

The information in this Item 7.01, the Poster, the press release and the corporate presentation are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended. The press release and corporate presentation furnished as Exhibit 99.1 and 99.3 to this Current Report on Form 8-K include “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical. The Company undertakes no duty or obligation to update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

Item 8.01. Other Information.

Phase 1b clear cell renal cell carcinoma data

On November 12, 2021, the Company issued a press release announcing positive new data from the Phase 1b portion of its open-label Phase 1b/2 trial evaluating batiraxcept (AVB-500) in combination with cabozantinib in patients with ccRCC. A subset of these data was included in a poster presentation titled “A Phase 1b study of AVB-S6-500 in combination with cabozantinib in patients with advanced ccRCC who received front-line treatment” at the Society for Immunotherapy of Cancer’s (SITC) 36th Annual Meeting being held November 10-14, 2021.

As of November 9, 2021, the safety, pharmacokinetics (PK), and pharmacodynamics (PD) of batiraxcept 15 mg/kg and 20 mg/kg in combination with cabozantinib in patients with 2L+ ccRCC has been evaluated in 18 patients. Clinical activity across these two doses has been evaluated in 16 patients.

Safety Data:
●	Analysis of all safety data demonstrates that batiraxcept has been well-tolerated with no dose-limiting toxicities.
●	There have been no batiraxcept-related serious adverse events reported to date.
●	There were no batiraxcept-related Grade 4 or 5 adverse events.
●	Three patients experienced Grade 3 adverse events considered by the investigator as potentially being related to both batiraxcept and cabozantinib.
o	At the batiraxcept 15 mg/kg dose, 1 patient experienced transient hypertension and 1 patient experienced transient thrombocytopenia. Both events resolved while still receiving batiraxcept.
o
At the batiraxcept 20 mg/kg dose, 1 patient experienced a thromboembolic event, small bowel obstruction, abdominal pain and vomiting. The bowel obstruction, abdominal pain and vomiting resolved while the patient continued batiraxcept treatment.

o	All events are known adverse events associated with cabozantinib use.

PK/PD Data:
●	PK analyses indicate that batiraxcept trough levels were above the minimally efficacious concentration (MEC) of 13.8 mg/L prior to cycle 2 day 1 in the first 10 efficacy-evaluable patients.

Clinical Activity Data:
●
Best overall response of partial response was observed in 7 of 16 (44%) evaluable patients across both dose levels. 9 of 16 (56%) patients had a best overall response of stable disease.  No patients had progressive disease at their first radiological exam.

●	7 of 16 patients have had at least 16 weeks of follow up (at least two post-baseline radiological exams). 5 of the 7 (71%) patients have confirmed partial responses and 2 of the 7 (29%) patients achieved confirmed stable disease.
●	88% (14/16) of patients had tumor decrease from baseline.
●	4 patients had 1 or more target lesions completely disappear. 3 patients were treated with batiraxcept 15 mg/kg and cabozantinib and 1 patient was treated with batiraxcept 20 mg/kg and cabozantinib.
●	2 patients had target lesions decrease from baseline by more than 76%. 1 patient was treated with batiraxcept 15 mg/kg and 1 patient was treated with batiraxcept 20 mg/kg.
●	This clinical activity was observed despite cabozantinib dose reductions with median cabozantinib dose intensity of 41 mg (68% of 60 mg prescribed dose).

The Company also announced the design of the open-label Phase 2 portion of the clinical trial which is expected to be initiated during the fourth quarter of 2021 and expected to enroll 55 patients across three parts: part A is expected to enroll approximately 25 patients and investigate batiraxcept 15 mg/kg in combination with cabozantinib in 2L+ ccRCC patients; part B is expected to enroll approximately 20 patients and evaluate batiraxcept 15 mg/kg in combination with nivolumab and cabozantinib as a potential front-line treatment for ccRCC; and part C is expected to evaluate batiraxcept 15 mg/kg monotherapy in approximately 10 patients who are not eligible for curative intent therapies. The batiraxcept dose in all 3 parts will be 15 mg/kg, but the dose remains flexible and the Company will increase to 20 mg/kg if this dose ultimately proves to be favorable.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release dated November 12, 2021

99.2	Poster titled “A Phase 1b study of AVB-S6-500 in combination with cabozantinib in patients with advanced clear cell renal cell carcinoma who received front-line treatment”

99.3	Corporate Presentation dated November 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2021	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
	Name:	Gail McIntyre
	Title:	Chief Executive Officer